UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 19, 2023

Ciena Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36250

Delaware	23-2725311
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 694-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CIEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Pursuant to a Credit Agreement, dated July 15, 2014, as amended (the “Credit Agreement”), by and among Ciena Corporation (“Ciena”), the lenders party thereto and Bank of America, N.A., as administrative agent (the “Administrative Agent”), Ciena maintains an existing senior secured term loan with an outstanding aggregate principal amount as of January 19, 2023 of $694 million and maturing on September 28, 2025 (the “Existing Term Loan”).

On January 19, 2023 (the “Closing Date”), Ciena, as borrower, and Ciena Communications, Inc., Ciena Government Solutions, Inc., Ciena Communications International, LLC and Blue Planet Software, Inc., as guarantors, entered into an Incremental Joinder and Amendment Agreement to the Credit Agreement with the lenders party thereto and the Administrative Agent (the “Incremental Agreement”), pursuant to which Ciena incurred a new tranche of senior secured term loans in an aggregate principal amount of $500 million (the “Incremental Term Loan”). On the Closing Date, Ciena received Incremental Term Loan proceeds of approximately $494 million net of fees and expenses. The net proceeds of the Incremental Term Loan will be used for general corporate purposes. The Incremental Agreement amends the Credit Agreement and provides that the Incremental Term Loan will, among other things:

•	mature on January 19, 2030;

•	amortize in equal quarterly installments in aggregate amounts equal to 0.25% of the principal amount of the Incremental Term Loan as of the Closing Date, with the balance payable at maturity;

•

be subject to mandatory prepayment on the same basis as the Existing Term Loan, including upon the occurrence of certain specified events such as asset sales, debt issuances, and receipt of annual Excess Cash Flow (as defined in the Credit Agreement);

•

bear interest, at Ciena’s election, at a per annum rate equal to (a) SOFR (subject to a floor of 0.00%) plus an applicable margin of 2.50% or (b) a base rate (subject to a floor of 1.00%) plus an applicable margin of 1.50%;

•

be repayable at any time at Ciena’s election, provided that repayment of the Incremental Term Loan with proceeds of certain indebtedness prior to July 19, 2023 will require a prepayment premium of 1% of the aggregate principal amount of such prepayment; and

•	except as described above or otherwise set forth in the Incremental Agreement, have identical terms as the Existing Term Loan.

Except as amended by the Incremental Agreement, the remaining terms of the Credit Agreement remain in full force and effect.

The foregoing summary description of the terms of the Incremental Agreement is qualified by reference to the Incremental Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03 – CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under “Item 1.01 – Entry into a Material Definitive Agreement” is incorporated in this Item 2.03 by reference.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

    (d)     The following exhibits are being filed herewith:

Exhibit Number	Description of Document

10.1	Incremental Joinder and Amendment Agreement, dated January 19, 2023, by and among Ciena Corporation, Ciena Communications, Inc., Ciena Government Solutions, Inc., Ciena Communications International, LLC, Blue Planet Software, Inc., Bank of America, N.A., as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: January 20, 2023	By:	/s/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary